FOR THE SPECIAL MEETING OF STOCKHOLDERS OF FIRSTMARK HORIZON ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [•] and [•] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Common Stock of FirstMark Horizon Acquisition Corp. (“FirstMark”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of FirstMark to be held, at [•], Eastern time, on [•], 2022, at https://www.cstproxy.com/firstmarkhorizon/2021, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE TREATED AS AN ABSTENTION AND THEREFORE WILL BE COUNTED TOWARDS THE QUORUM REQUIREMENT BUT WILL NOT COUNT AS A VOTE CAST AT THE SPECIAL MEETING. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2022. This notice of Special Meeting of Stockholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/firstmarkhorizon/2021 P R O X Y

FIRSTMARK HORIZON ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 7.

Please mark vote as indicated in this example X

Proposal No. 1 — The Business Combination Proposals — to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 6, 2021 (as amended from time to time, the "Merger Agreement"), by and among FirstMark, Sirius Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of FirstMark ("Merger Sub"), Starry, Inc., a Delaware corporation ("Starry") and Starry Group Holdings, Inc., a Delaware corporation and wholly owned direct subsidiary of Starry ("New Starry"), a copy of which is attached to the proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of FirstMark with and into New Starry with New Starry surviving as a publicly traded entity and becoming the sole owner of Merger Sub (the "SPAC Merger") and following the SPAC Merger, Merger Sub will merge with and into Starry (the "Acquisition Merger"), with Starry surviving the Merger as a wholly owned subsidiary of New Starry, in accordance with the terms and subject to the conditions of the Merger Agreement and as more fully described elsewhere in the proxy statement/prospectus (the "Business Combination Proposals");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Organizational Documents Proposal — to approve and adopt the proposed new certificate of incorporation (the "Proposed Charter") and bylaws (the "Proposed Bylaws" and, together with the Proposed Charter, the "Proposed Organizational Documents") of New Starry as the post-SPAC Merger company, which would take effect substantially concurrently with the effectiveness of the SPAC Merger (the "Organizational Documents Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Advisory Organizational Documents Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with United States Securities and Exchange Commission (the "SEC") guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eleven sub-proposals (collectively, the "Advisory Organizational Documents Proposals"):

(a) approve and adopt a provision of the Proposed Charter providing that the name of New Starry will be "Starry Group Holdings, Inc.";

FOR ☐ AGAINST ☐ ABSTAIN ☐

(b)change the corporate purpose to one more appropriate for a public operating company;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(c) set the number of authorized shares of Class A common stock of New Starry, par value $0.0001 per share ("New Starry Class A Common Stock"), to 800,000,000, the number of authorized shares of Class X common stock, par value $0.0001 per share ("New Starry Class X Common Stock"), to 50,000,000 and the number of authorized shares of New Starry Preferred Stock to 10,000,000;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(d) provide that holders of New Starry Class A Common Stock will be entitled to one vote per share of New Starry Class A Common Stock and holders of New Starry Class X Common Stock will (i) prior to the Sunset Date (as defined in the section entitled "Selected Definitions"), be entitled to cast twenty votes per share and (ii) on the Sunset Date, each share of New Starry Class X Common Stock will automatically convert into one share of New Starry Class A Common Stock and from and after the Sunset Date, be entitled to cast one vote per share;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(e) provide that directors may be removed with or without cause under varying circumstances;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(f) provide that certain transactions are not "corporate opportunities" and that the Identified Persons (as defined in the Proposed Charter) are not subject to the doctrine of corporate opportunity and such Identified Persons do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as New Starry or any of its subsidiaries;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(g) provide that New Starry will not be governed by Section 203 of the DGCL and, instead, include a provision in the Proposed Charter that is substantially similar to Section 203 of the DGCL, and acknowledge that certain stockholders cannot be "interested stockholders" (as defined in Proposed Charter); provided that the restrictions on business combinations will apply for twelve months following the date the Proposed Charter is filed;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(h) provide that until the Sunset Date, any action required or permitted to be taken by the stockholders of New Starry may be effected at a duly called annual or special meeting of stockholders or, except as otherwise required by applicable law or the Proposed Charter, be taken without a meeting, by written consent and that following the Sunset Date, any action required or permitted to be taken by the stockholders of New Starry must be effected at an annual or special meeting of the stockholders of New Starry, and shall not be taken by written consent in lieu of a meeting;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(i) increase the required voting thresholds for approving any amendments to the Proposed Bylaws to $66^{2/3}$%;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(j) increase the required voting thresholds for approving certain amendments to the Proposed Charter to $66^{2/3}$%; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(k) eliminate various provisions applicable only to blank check companies.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Exchange Proposal — to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of (i) shares of New Starry Class A Common Stock and New Starry Class X Common Stock pursuant to the terms of the Merger Agreement, (ii) shares of New Starry Class A Common Stock to the PIPE Investors (as defined in the proxy statement/prospectus) pursuant to the PIPE Subscription Agreements (as defined in the proxy statement/prospectus), (iii) shares of New Starry Class A Common Stock to the Convertible Notes Investors (as defined below) upon conversion of the Convertible Notes (as defined below) issued pursuant to the Convertible Notes Subscription Agreements (as defined below) and (iv) shares of New Starry Class A Common Stock and warrants to purchase shares of New Starry Class A Common Stock to funds affiliated with the Sponsor (as defined below) including such additional shares of New Starry Class A Common Stock if certain share price thresholds are achieved within five years after the Acquisition Merger Closing Date (the "Exchange Proposal" and, collectively with the Business Combination Proposals and the Organizational Documents Proposal, the "Conditions Precedent Proposals");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5 —The Equity Incentive Plan Proposal — to approve on a non-binding advisory basis the Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex J (the "Equity Incentive Plan Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6 — The ESPP Proposal — to approve on a non-binding advisory basis the ESPP, a copy of which is attached to the proxy statement/prospectus as Annex K (the "ESPP Proposal"); and;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Merger Agreement is not satisfied or waived (the "Adjournment Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2022

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be treated as an abstention and therefore will be counted towards the quorum requirement but will not count as a vote cast at the Special meeting. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.